As Filed with the Securities and Exchange Commission on December 22, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EMAGIN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	3679	56-1764501
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2070 Route 52,

Hopewell Junction, NY 12533

(845) 838-7900

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Andrew G. Sculley,

Chief Executive Officer

eMagin Corporation

2070 Route 52,

Hopewell Junction, NY 12533

(845) 838-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Jocelyn M. Arel

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Phone: (617) 570-1000

Fax: (617) 523–1231

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(do not check if a smaller reporting company)

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001 per share (1)	2,947,949	$2.60	$7,664,667	$888.34

(1)	Represents 2,947,949 shares of common stock issued or issuable upon exercise of warrants that are being registered for resale by the selling stockholders named herein.

(2)	Pursuant to Rule 416 there are also being registered hereunder such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of a stock split, stock dividend, recapitalization or similar transaction involving the registrant’s common stock.

(3)	Based on the warrants’ maximum exercise price of $2.60 per share in accordance with Rule 457(g) under the Securities Act of 1933, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated December 22, 2016)

PRELIMINARY PROSPECTUS

2,947,949 Shares

EMAGIN CORPORATION

Common Stock

NYSE MKT Trading Symbol: EMAN

The selling stockholders named in this prospectus may offer and sell from time to time up to an aggregate of 2,947,949 shares of common stock issued or issuable upon exercise of warrants.

We will not receive any proceeds from the sale by the selling stockholders of their shares of common stock other than the exercise price of the outstanding warrants if and when the warrants are exercised. We will pay the cost of the preparation of this prospectus, which is estimated at $20,400.00.

On December 21, 2016, the last reported sales price for our common stock on the NYSE MKT Stock Exchange was $2.10 per share.

Information regarding the selling stockholders and the manner in which they acquired their shares, and the times and manner in which they may offer and sell shares of our common stock under this prospectus, is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus.

All of the securities offered by this prospectus may be sold from time to time by or on behalf of the selling stockholders. The prices at which the selling stockholders may sell their shares of our common stock will be determined by the prevailing market price for the shares or in negotiated transactions.

Investing in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford to lose your entire investment.  See “Risk Factors,” which begins on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The selling stockholders have not engaged any underwriter in connection with the sale of their shares of common stock. The selling stockholders may sell their shares of common stock in the public market based on the market price at the time of sale or at negotiated prices. The selling stockholders may also sell their shares in transactions that are not in the public market in the manner set forth under “Plan of Distribution.”

The date of this prospectus is December 22, 2016

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus.  If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security.  These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

When we refer to “eMagin,” “we,” “our,” “us” or the “Company” in this prospectus, we mean eMagin Corporation, unless otherwise specified.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus and the documents and information incorporated by reference in this prospectus include some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

●	Our ability to successfully develop and market our products to customers;

●	Our ability to generate customer demand for our products in our target markets;

●	The development of our target markets and market opportunities, including our planned entry in the consumer market;

●	Our ability to manufacture suitable products at competitive cost;

●	Market pricing for our products and for competing products;

●	The extent of increasing competition;

●	Adverse capital and credit market conditions, and our ability to meet liquidity needs;

●	Our ability to obtain additional funding for our continuing operations and to fund our expansion and anticipated growth;

●	Our ability to protect and enforce our intellectual property rights, including our trade secret protected proprietary rights in our products;

●	Technological developments in our target markets and the development of alternate, competing technologies in them; and

●	Other factors, including those described in this prospectus under the heading “Risk Factors,” as well as factors set forth in other filings we make with the Securities and Exchange Commission, or the SEC, including those contained in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and our quarterly reports on Form 10-Q.

If one or more of these risks or uncertainties materializes, or if any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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SUMMARY

The following is only a summary, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference into this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” from our other filings with the SEC, as well as any prospectus supplement applicable to an offering of the securities registered pursuant to the registration statement of which this prospectus forms a part. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” beginning on page 3.

ABOUT EMAGIN CORPORATION

We are a leader in the manufacture of microdisplays using organic light emitting diode, or OLED, technology. We design, develop, manufacture, and market OLED on silicon microdisplays, virtual imaging products that utilize OLED microdisplays, and related products. We also perform research in the OLED field. We integrate OLED technology with silicon chips to produce high-resolution microdisplays up to approximately one-inch diagonally which, when viewed through a magnifier, create virtual images that appear comparable in size to that of a computer monitor or a large-screen television. Our products enable our original equipment manufacturer, or OEM, customers to develop and market improved or new electronic products, especially products that are mobile and highly portable so that people have immediate access to information and can experience immersive forms of communications and entertainment.

We believe our OLED microdisplays offer a number of significant advantages over comparable liquid crystal microdisplays and liquid crystal on silicon microdisplays, or LCDs and LCOS, including greatly increased power efficiency, less weight, more compact size, negligible image smearing and dramatically higher contrast. Using our active matrix OLED technology, many computer and electronic system functions can be built directly into the OLED microdisplay silicon backplane, resulting in compact, high resolution, power efficient systems. Already proven in military and commercial systems, our portfolio of OLED microdisplays deliver high-resolution, flicker-free virtual images that perform effectively even in extreme temperatures and high-vibration conditions We have developed our own intellectual property and accumulated over 15 years of manufacturing know-how to create high performance OLED microdisplays.

We derive the majority of our revenue from sales of our OLED microdisplay products. We also earn revenue from government and commercial development contracts that may complement and support our internal research and development programs. In addition, we generate sales from optics and microdisplays combined with optics.

We have been developing handheld and wearable products that provide consumers’ night vision capability at prices attractive to the mass market. Two products are scheduled for release to the marketplace during fourth quarter 2016. The handheld device is a smart phone attachment that provides for night vision of activities and, through a companion application, allows the user to record and live stream the content. The wearable devices will utilize our advanced OLED microdisplay technology to provide hands-free operation during night-time activities with the capability to record the content. We have been working with suppliers and contract manufacturers to establish the supply chain.

We were created through the merger of Fashion Dynamics Corporation, which was organized on January 23, 1996 under the laws of the State of Nevada, and FED Corporation, a developer and manufacturer of optical systems and microdisplays for use in the electronics industry. Simultaneous with this merger, we changed our name to eMagin Corporation. eMagin is incorporated in the state of Delaware.

The address of our principal executive offices is 2070 Route 52, Hopewell Junction, NY 12533 and our telephone number is (845) 838-7900.

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Issuance of Securities to the Selling Stockholders

On August 18, 2016, we entered into letter agreements with certain of our warrant holders, or the Warrant Holders, who were previously issued Common Stock Purchase Warrants, or the Original Warrants, under that certain Securities Purchase Agreement between us and the Warrant Holders, dated as of December 17, 2015, pursuant to which such Warrant Holders agreed to exercise their Warrants. The Original Warrants and the shares of our common stock underlying the Warrants were issued and sold by us pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the SEC on June 13, 2014 and declared effective on June 25, 2014 (File No. 333-196720).

On August 24, 2016, pursuant to the letter agreements described above, in consideration of the Warrant Holders exercising Original Warrants to purchase 2,216,500 shares of our common stock underlying the Original Warrants, we issued to the Warrant Holders new Common Stock Purchase Warrants, or the 2016 Warrants, to purchase 2,947,949 shares of our common stock. The 2016 Warrants have an exercise price of $2.60 per share. We raised approximately $4.5 million in gross proceeds in this transaction.

The issuance of the 2016 Warrants was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Act and Rule 506 of Regulation D promulgated thereunder. We are filing this prospectus to register the issuance of the shares of our common stock underlying the 2016 Warrants upon the exercise of the 2016 Warrants.

The Offering

Common Stock being offered by Selling Stockholders:	2,947,949 shares of common stock issued or issuable upon exercise of the Warrants.

Outstanding Shares of Common Stock:	31,622,664 shares as of December 19, 2016

Common Stock to be Outstanding after Exercise of Warrants covered hereby:	34,570,613[1]

Use of Proceeds:	If all of the Warrants for which the underlying shares are registered were exercised for cash at the current exercise price, we would receive total proceeds of approximately $7,664,667. We cannot assure you that any of the Warrants will be exercised. See “Use of Proceeds.”

Risk Factors:	See “Risk Factors” beginning on page 3 and other information included in and incorporated by reference into this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

1	Based on the outstanding common stock at December 19, 2016, and includes shares of common stock issuable upon the exercise of the Warrants held by the selling stockholders for which the underlying shares are to be registered.

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RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus, you should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act (including by the filing of Current Reports on Form 8-K), when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and trading price of our common stock.

USE OF PROCEEDS

If the selling stockholders exercise any Warrants, we will receive the amount of the exercise price. The maximum total exercise price is approximately $7.66 million, which we would receive only if all of the Warrants for which the underlying shares of common stock are being registered were exercised for cash at their present exercise prices, which are $2.60 per share. Any proceeds which we receive from the exercise of the Warrants would be used for working capital and general corporate purposes. We cannot assure you that any of the Warrants will be exercised.

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders, the number of shares of common stock owned beneficially by the selling stockholders as of December 19, 2016, and the number of shares of our common stock that may be offered by the selling stockholders pursuant to this prospectus. The table and the other information contained under the captions “Selling Stockholders” and “Plan of Distribution” has been prepared based upon information furnished to us by or on behalf of the selling stockholders. The following table sets forth, as to each of the selling stockholders, the number of shares beneficially owned, the number of share being sold, the number of shares beneficially owned upon completion of the offering and the percentage beneficial ownership upon completion of the offering.

	Beneficial Ownership of Shares of Common Stock		Number of Shares	Shares Beneficially Owned Assuming Sale of Shares Registered*
Name of Shareholder	Number of Shares	Percentage	Registered for Resale	Number of Shares	Percentage
AIGH Investment Partners LP1	2,213,900	6.81%	864,500	1,349,400	4.27%
Black Brook Capital Management LLC[2]	41,907	0.13%	14,408	27,499	0.09%
Intracoastal Capital, LLC[3]	57,633	0.18%	57,633	0	0%
Dolphin Offshore Partners, L.P. [4]	1,508,700	4.69%	518,700	990,000	3.13%
Empery Asset Master, LTD[5]	28,678	0.09%	28,678	0	0%
Empery Tax Efficient, LP6	17,114	0.05%	17,114	0	0%
Empery Tax Efficient II, LP7	55,066	0.17%	55,066	0	0%
Iroquois Master Fund Ltd[8]	28,818	0.09%	28,818	0	0%
Ellis International LP9	187,777	0.59%	72,043	115,734	0.37%
Stillwater Trust LLC[10]	15,984,160	48.77%	1,152,668	14,831,492	46.90%
Warberg WF III LP11	23,053	0.07%	23,053	0	0%
James J. Tiampo[12]	115,268	0.36%	115,268	0	0%
Total	20,262,074	58.61%	2,947,949	17,314,125	54.75%

*	These numbers are based on a total of 31,622,664 shares of common stock outstanding.

[1]	Consists of 1,349,400 shares of common stock and warrants to purchase 864,500 shares of common stock exercisable within 60 days of January 1, 2016. The business address of AIGH Investment Partners L.P. is 6006 Berkeley Avenue, Baltimore, MD 21209. The ultimate beneficial owner of the shares is Orin Hirschman.

[2]	Consists of 27,499 shares of common stock and warrants to purchase 14,408 shares of common stock exercisable within 60 days of January 1, 2016. The business address of Black Brook Capital Management LLC is 111 Broadway Suite 1102, New York, NY 10006. The ultimate beneficial owner of the shares is Noah Agron.

[3]	Consists of warrants to purchase 57,633 shares of common stock exercisable within 60 days of January 1, 2016. The business address of Intracoastal Capital, LLC is 245 Palm Trail, Delray Beach, FL 33483. The ultimate beneficial owners of the shares are Mitchell P. Kopin and Daniel B. Asher.

[4]	Consists of 990,000 shares of common stock and warrants to purchase 518,700 shares of common stock exercisable within 60 days of January 1, 2016. The business address of Dolphin Offshore Partners, L.P. is P.O. Box 16867, Fernandina Beach, FL 32035. The ultimate beneficial owner of the shares is Peter Salas.

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[5]	Consists of warrants to purchase 28,678 shares of common stock exercisable within 60 days of January 1, 2016. The business address of Empery Asset Master, LTD is One Rockefeller Plaza, Suite 1205, New York, NY 10020. Empery Asset Management LP, the authorized agent of Empery Asset Master, LTD (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

[6]	Consists of warrants to purchase 17,114 shares of common stock exercisable within 60 days of January 1, 2016. The business address of Empery Tax Efficient, LP is One Rockefeller Plaza, Suite 1205, New York, NY 10020. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

[7]	Consists of warrants to purchase 55,066 shares of common stock exercisable within 60 days of January 1, 2016. The business address of Empery Tax Efficient II, LP is One Rockefeller Plaza, Suite 1205, New York, NY 10020. Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

[8]	Consists of warrants to purchase 28,818 shares of common stock exercisable within 60 days of January 1, 2016. The business address of Iroquois Master Fund Ltd. is c/o Iroquois Capital Management, LLC, 205 East 42nd St, 20th FL, New York, NY 10017. The ultimate beneficial owner of the shares is Richard Abbe.

[9]	Consists of 115,734 shares of common stock and warrants to purchase 72,043 shares of common stock exercisable within 60 days of January 1, 2016. The business address of Ellis International LP. is 100 Merrick Rd., Suite 400W, Rockville Centre, NY 11570. The ultimate beneficial owner of the shares is Martin Chopp.

[10]	This figure represents: (i) 8,516,826 shares of common stock consisting of (a) 2,200,000 shares of common stock owned by Stillwater Trust LLC, (b) 1,283,501 shares of common stock owned by Stillwater Holdings LLC (f/k/a Stillwater LLC), in which the sole manager and president of Stillwater Trust LLC is the sole member of Stillwater Holdings LLC, (c) 4,250,000 shares of common stock placed with Flat Creek Fiduciary Management LLC as trustee of a trust for the benefit of minor beneficiaries of the sole manager and president of Stillwater Trust LLC, in which the sole manager and president of Stillwater Trust LLC has investment control, and (d) 783,325 shares of common stock owned by Rainbow Gate Corporation of which the sole manager and president of Stillwater Trust LLC is the investment manager; (ii) 6,314,666 shares of common stock underlying Series B Convertible Preferred Stock consisting of (a) 5,377,333 shares of common stock underlying Series B Convertible Preferred Stock held by Stillwater Holdings LLC, in which the sole manager and president of Stillwater Trust LLC is the sole member of Stillwater Holdings LLC and (b) 937,333 shares of common stock underlying Series B Convertible Preferred Stock held by Rainbow Gate Corporation of which the sole manager and president of Stillwater Trust LLC is the investment manage; and (iii) 1,152,668 shares of common stock underlying a warrant owned by Stillwater Trust LLC exercisable within 60 days of January 1, 2016. Mortimer D.A. Sackler exercises sole voting power with respect to the shares held in the name of Stillwater Trust LLC as sole manager and president, Mortimer D.A. Sackler exercises sole voting power with respect to the shares held in the name of Stillwater Holdings LLC as sole member, Mortimer D.A. Sackler exercises sole voting power with respect to the shares held in the name of Rainbow Gate Corporation as investment manager, and Mortimer D.A. Sackler has investment control with respect to the shares held in the name of Flat Creek Fiduciary Management LLC, as trustee; therefore Stillwater Trust LLC is deemed to beneficially own the shares held by Stillwater Holdings LLC, Rainbow Gate Corporation and Flat Creek Fiduciary Management LLC. The business address of Stillwater Trust LLC is 655 Madison Ave., 20th Floor, New York, NY 10065.

[11]	Consists of warrants to purchase 23,053 shares of common stock exercisable within 60 days of January 1, 2016. The business address of Warberg WF III L.P. is 716 Oak St, Winnetka, IL 60093. The ultimate beneficial owners of the shares are Daniel Warsh and Jonathan Blumberg.

[12]	Consists of (i) warrants to purchase 51,295 shares of common stock exercisable within 60 days of January 1, 2016 held by Burguete Investment Partnership, L.P., (ii) warrants to purchase 27,664 shares of common stock exercisable within 60 days of January 1, 2016 held by James J. Tiampo Money Purchase Plan & Trust (Keogh), (iii) warrants to purchase 24,206 shares of common stock exercisable within 60 days of January 1, 2016 held by James J. Tiampo and (iv) warrants to purchase 12,103 shares of common stock exercisable within 60 days of January 1, 2016 held by Verbier SP Partnership, L.P. The ultimate beneficial owner of the shares held by Burguete Investment Partnership, L.P., James J. Tiampo Money Purchase Plan & Trust (Keogh) and Verbier SP Partnership, L.P. is James Tiampo. The business address of Burguete Investment Partnership, L.P., James J. Tiampo Money Purchase Plan & Trust (Keogh), Verbier SP Partnership, L.P. and James Tiampo is 435 Martin Street, #2000-A, Blaine, WA 98239.

A person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. As of December 19, 2016 there were 31,622,664 shares of our common stock issued and outstanding.

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None of the selling stockholders is a member, affiliate or associate of any broker-dealer.

Neither we nor our predecessor engaged in any securities transactions with any of the selling stockholders, their affiliates or any person which whom any selling stockholder has a contractual relationship regarding the sale by us of our securities to the selling stockholders. We have been advised by the selling stockholders that they do not have a short position in our common stock. Except as described in this prospectus, we do not have any agreements or understandings with any of the selling stockholders or any of their affiliates or any person known to us to have a contractual relationship with any of the selling stockholders.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions or by gift. These sales may be made at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling or otherwise transferring shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	sales to a broker-dealer as principal and the resale by the broker-dealer of the shares for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions, including gifts;

●	covering short sales made after the date of this prospectus;

●	pursuant to an arrangement or agreement with a broker-dealer to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method of sale permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than pursuant to this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders and their pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be an “underwriters” as that term is defined under the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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We are required to pay all fees and expenses incident to the registration of the shares, but excluding brokerage commissions.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If the selling stockholders propose to sell shares to an underwriter, we will be required to amend this prospectus to reflect the terms of the underwritten offering.

The selling stockholders may pledge shares to brokers under the margin provisions of customer agreements. If the selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event a selling stockholder is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreement between the selling stockholder and the broker-dealer.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of December 19, 2016, there were 31,622,664 shares of our common stock outstanding, 5,659 shares of our preferred stock outstanding, warrants issued in December 2015, or 2015 warrants, to purchase 383,500 shares of our common stock and warrants issued in August 2016, or 2016 warrants, to purchase 2,947,949 shares of our common stock outstanding.

Common Stock

Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

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Preferred Stock

The 10,000,000 shares of Preferred Stock authorized are undesignated as to preferences, privileges and restrictions. As the shares are issued, the Board of Directors must establish a “series” of the shares to be issued and designate the preferences, privileges and restrictions applicable to that series.

We filed the Certificate of Designations with the State of Delaware on December 19, 2008.  The Certificate of Designations designates 10,000 shares of our preferred stock as Series B Convertible Preferred Stock.  The Preferred Stock has a stated value of $1,000 and has a conversion price of $.75 per share.  The Preferred Stock does not pay interest.  The holders of the Preferred Stock are not entitled to receive dividends unless our Board of Directors declared a dividend for holders of our common stock and then the dividend shall be equal to the amount that such holder would have been entitled to receive if the holder converted its Preferred Stock into shares of our common stock.  Each share of Preferred Stock has voting rights equal to (i) the number of shares of common stock issuable upon conversion of such shares of Preferred Stock at such time (determined without regard to the shares of common stock so issuable upon such conversion in respect of accrued and unpaid dividends on such share of Preferred Stock) when the Preferred Stock votes together with our common stock or any other class or series of stock of the Company and (ii) one vote per share of Preferred Stock when such vote is not covered by the immediately preceding clause. In the event of a liquidation, dissolution, or winding up of the Company, the Preferred Stock is entitled to receive liquidation preference before the common stock. The Company may at its option redeem the Preferred Stock by providing the required notice to the holders of the Preferred Stock and paying an amount equal to $1,000 multiplied by the number of shares for all of such holder’s shares of outstanding Preferred Stock to be redeemed. As of December 19, 2016, there were 5,659 shares of Preferred Stock issued and outstanding.

2015 Warrants

The following description of our 2015 warrants is subject to, and qualified in its entirety by, the form of 2015 warrant, which filed as an exhibit to our current report on Form 8-K filed with the SEC on December 18, 2015. You should review a copy of the form of 2015 warrant for a complete description of the terms and conditions applicable to the 2015 warrants.

Term. The 2015 warrants are exercisable, commencing six months after the date of issuance, for five years, but not thereafter.

Exercise Price. The exercise price of the 2015 warrants is $2.05 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the 2015 warrants is subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction.

Exercisability. The 2015 warrants are exercisable commencing six months after the date of issuance and are exercisable at any time during the applicable term of the 2015 warrant. The 2015 warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If there is no effective registration statement registering the issuance of the shares underlying the 2015 warrants, then the 2015 warrants may be exercised by means of a cashless exercise.

No fractional shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the 2015 warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the 2015 warrant or round up to the next whole share.

Transferability. Subject to applicable laws, the 2015 warrants may be transferred at the option of the holder upon surrender of the 2015 warrants to us together with the appropriate instruments of transfer.

Authorized Shares. During the period the 2015 warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the 2015 warrants upon the exercise of the 2015 warrants.

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Fundamental Transactions. In the event of any fundamental transaction, as described in the 2015 warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a 2015 warrant the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the 2015 warrant is exercisable immediately prior to such event.

Right as a Stockholder. Except as otherwise provided in the 2015 warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the 2015 warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their 2015 warrants.

Waiver and Amendments. The terms of any 2015 warrant may be amended or waived with our written consent and the written consent of the holder of such 2015 warrant.

Beneficial Ownership Limitation. Subject to limited exceptions, a holder of 2015 warrants does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

2016 Warrants

The following description of our 2016 warrants is subject to, and qualified in its entirety by, the form of 2016 warrant, which filed as an exhibit to our current report on Form 8-K filed with the SEC on August 24, 2016. You should review a copy of the form of 2016 warrant for a complete description of the terms and conditions applicable to the 2016 warrants.

Term. The 2016 warrants are exercisable, commencing six months after the date of issuance, for five years, but not thereafter.

Exercise Price. The exercise price of the 2016 warrants is $2.60 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the 2016 warrants is subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. The exercise price can also be lowered by us, with the prior written consent of the holders of a majority in interest of the 2016 warrants then outstanding, unless prohibited by the listing rules of the exchange on which our common stock is listed.

Exercisability. The 2016 warrants are exercisable commencing six months after the date of issuance and are exercisable at any time during the applicable term of the 2016 warrant. The 2016 warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If there is no effective registration statement registering the issuance of the shares underlying the 2016 warrants, then the 2016 warrants may be exercised by means of a cashless exercise.

No fractional shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the 2016 warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the 2016 warrant or round up to the next whole share.

Transferability. Subject to applicable laws, the 2016 warrants may be transferred at the option of the holder upon surrender of the 2016 warrants to us together with the appropriate instruments of transfer, provided that we may require an opinion of counsel in connection with certain transfers.

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Authorized Shares. During the period the 2016 warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the 2016 warrants upon the exercise of the 2016 warrants.

Fundamental Transactions. In the event of any fundamental transaction, as described in the 2016 warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a 2016 warrant the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the 2016 warrant is exercisable immediately prior to such event.

Right as a Stockholder. Except as otherwise provided in the 2016 warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the 2016 warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their 2016 warrants.

Waiver and Amendments. The terms of any 2016 warrant, other than a lowering of the exercise price as described above, may be amended or waived with our written consent and the written consent of the holder of such 2016 warrant.

Beneficial Ownership Limitation. Subject to limited exceptions, a holder of 2016 warrants does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

Delaware Law and Certain Charter and By-law Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law statute. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Our certificate of incorporation contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law.

Transfer Agent

Our transfer agent for our common stock is Continental Stock Transfer, 17 Battery Place, New York, NY 10004.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. If the validity of any securities is also passed upon by counsel any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The consolidated financial statements of eMagin Corporation as of December 31, 2015 and 2014 and for each of the years in the two-year period ended December 31, 2015 incorporated in this Registration Statement by reference from the eMagin Corporation Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Our common stock is listed for trading on the NYSE MKT under the symbol “EMAN.”

We have filed a registration statement on Form S-3 with the SEC to register the securities that may be offered pursuant to this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information included in the registration statement. For further information about us, this offering and our common stock, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference. You can review and copy these documents, without charge, at the public reference facilities maintained by the SEC or on the SEC’s website as described above or you may obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be an important part of this prospectus, and information that we file with the SEC at a later date will automatically add to, update or supersede this information.

●	We incorporate by reference into this prospectus the documents listed below:

●	our annual report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 17, 2016;

●	our quarterly reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the SEC on May 12, 2016, August 11, 2016 and November 14, 2016, respectively;

●	our current reports on Form 8-K, filed with the SEC on the following dates:

January 6, 2016;

January 15, 2016;

March 18, 2016;

May 2, 2016;

May 9, 2016;

May 12, 2016;

June 8, 2016;

July 7, 2016;

July 11, 2016;

August 11, 2016; and

August 24, 2016.

●	Our definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed with the SEC on April 12, 2016 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015).

●	the description of our common stock contained in our registration statement on Form 8-A12B filed on May 12, 2010.

We are also incorporating by reference all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements (except, in each case, for information contained in any such filing that is furnished and not “filed” under the Exchange Act), which filings will be deemed to be incorporated by reference in this prospectus, as supplemented by the applicable prospectus supplement, and to be a part hereof from the respective dates of such filings.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to: eMagin Corporation, 2070 Route 52, Hopewell Junction, NY 12533, Attention: Andrew Sculley, Tel: (845) 838-7900.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid by us in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates, except for the SEC registration fee.

SEC registration fee	$900.00
Printing and engraving expenses	$1,000.00
Accounting fees and expenses	$8,000.00
Legal fees and expenses	$10,000.00
Miscellaneous expenses	$500.00
Total	$20,400.00

Item 15. Indemnification of Directors and Officers.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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Item 16. Exhibits.

The following exhibits are filed herewith and as a part of this registration statement:

Exhibit Number	Description

2.1	Agreement and Plan of Merger between Fashion Dynamics Corp., FED Capital Acquisition Corporation and FED Corporation dated March 13, 2000 (incorporated by reference to exhibit 2.1 to the Registrant's Current Report on Form 8-K/A filed on March 17, 2000).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to an appendix to the Registrant's Definitive Proxy Statement filed on September 21, 2006).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to an appendix to the Registrant’s Definitive Proxy Statement filed on October 26, 2010).

3.3	Bylaws of the Registrant (incorporated by reference to exhibit 99.3 to the Registrant's Definitive Proxy Statement filed on June 14, 2001).

3.4	Certificate of Designations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 of the Registrant’s current report on Form 8-K filed on December 23, 2008).

4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on December 23, 2008).

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on December 18, 2015).

5.1	Opinion of Goodwin Procter LLP.

10.1	Form of Agreement for Stock Option Grant pursuant to 2003 Stock Option Plan (incorporated by reference to exhibit 99.2 to the Registrant's Registration Statement on Form S-8 filed on March 14, 2000).*

10.2	Nonexclusive Field of Use License Agreement relating to OLED Technology for miniature, high resolution displays between the Eastman Kodak Company and FED Corporation dated March 29, 1999 (incorporated by reference to exhibit 10.6 to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 2000 filed on April 30, 2001).

10.3	Amendment Number 1 to the Nonexclusive Field of Use License Agreement relating to the LED Technology for miniature, high resolution displays between the Eastman Kodak Company and FED Corporation dated March 16, 2000 (incorporated by reference to exhibit 10.7 to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 2000 filed on April 30, 2001).

10.4	Lease between International Business Machines Corporation (“IBM”) and FED Corporation dated May 28, 1999 (incorporated by reference to exhibit 10.9 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 filed on March 30, 2001).

10.5	Amendment Number 1 to the Lease between IBM and FED Corporation dated July 9, 1999 (incorporated by reference to exhibits 10.8 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 filed on March 30, 2001)

10.6	Amendment Number 2 to the Lease between IBM and FED Corporation dated January 29, 2001 (incorporated by reference to exhibit 10.11 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000 filed on March 30, 2001).

10.7	Amendment Number 3 to Lease between IBM and FED Corporation dated May 28, 2002 (incorporated by reference to the Company’s Form S-1A as filed November 12, 2008).

10.8	Amendment Number 4 to Lease between IBM and FED Corporation dated December 14, 2004 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 20, 2004).

10.09	Amended and Restated 2003 Stock Option Plan, filed September 1, 2005, as filed in the Registrant’s Definitive Proxy Statement, incorporated herein by reference.*

10.10	2005 Employee Stock Purchase Plan, filed September 1, 2005, as filed in the Registrant’s Definitive Proxy Statement, incorporated herein by reference.*

10.11	2004 Amended and Restated Non-Employee Compensation Plan, filed September 21, 2006, as filed in the Registrant's Definitive Proxy Statement incorporated herein by reference.*

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10.12	Securities Purchase Agreement, dated December 18, 2008 (incorporated by reference to exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on December 22, 2008).

10.13	Registration Rights Agreement, dated December 18, 2008 (incorporated by reference to exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed on December 22, 2008).

10.14	Exchange Agreement, dated December 18, 2008 (incorporated by reference to exhibit 99.3 of the Registrant’s Current Report on Form 8-K filed on December 22, 2008).

10.16	Amendment Number 6 to the lease between IBM and eMagin Corporation dated May 27, 2009 (incorporated by reference to the Registrant’s Current Report on Form 8-k filed on June 19, 2009).

10.17	Lease between Northup Building LLC and eMagin dated May 28, 2009 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 19, 2009).

10.18	Loan and Security Agreement between the Company and Access Business Finance, LLC (incorporated by reference to exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on September 11, 2009).

10.19	Amended and Restated Employment Agreement between the Company and Andrew G. Sculley dated as of December 31, 2013 (incorporated by reference to exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on January 3, 2014).

10.20	Amended and Restated Employment Agreement between the Company and Paul Campbell dated as of December 31, 2013 (incorporated by reference to exhibit 99.2 of the Registrant’s Form 8-K filed on January 3, 2014).

10.21	First Amendment of Loan and Security Agreement, dated as of September 1, 2011, between the Company and Access Business Finance L.L.C. (incorporated by reference to exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on September 30, 2011).

10.22	2011 Incentive Stock Plan (incorporated by reference to exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on November 8, 2011).*

10.23	2013 Incentive Stock Plan, filed April 2, 2013, as filed in the Registrant's Definitive Proxy Statement incorporated herein by reference.*

10.24	Employment Agreement, dated as of April 30, 2013, by and between the Company and Gabriel G. Matus (incorporated by reference to exhibit 99.1 of the Registrant’s Form 8-K filed on May 6, 2013).

10.25	Amendment Number 7 to the lease between IBM and eMagin Corporation dated May 2, 2014 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 8, 2014).

10.26	Amended and Restated Employment Agreement between the Company and Jerome T. Carollo dated as of May 13, 2014 (incorporated by reference to exhibit 10.1 of the Registrant’s Form 8-K filed on May 16, 2014).

10.27	At the Market Offering Agreement, dated as of September 16, 2015, by and between the Company and Craig-Hallum Capital Group LLC (incorporated by reference to exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on September 3, 2015).

10.28	Lucas Offer Letter, dated as of September 10, 2015, by and between the Company and Jeffrey P. Lucas (incorporated by reference to exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on September 17, 2015).

10.29	Separation Agreement and General Release, dated as of September 16, 2015, by and between the Company and Paul C. Campbell (incorporated by reference to exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on September 17, 2015).

10.30	Securities Purchase Agreement, dated as of December 17, 2015 (incorporated by reference to exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on December 18, 2015).

10.31	Placement Agency Agreement, dated as of December 17, 2015 (incorporated by reference to exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on December 18, 2015).

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).

* Each of the Exhibits noted by an asterisk is a management compensatory plan or arrangement.

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Item 17. Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 22nd day of December, 2016.

EMAGIN CORPORATION

Date: December 22, 2016	By:	/s/ Andrew G. Sculley
Andrew G. Sculley
Chief Executive Officer and President (Principal Executive Officer)

Date: December 22, 2016	By:	/s/ Jeffrey P. Lucas
Jeffrey P. Lucas
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Andrew G. Sculley	Chief Executive Office, President and Director	December 22, 2016
Andrew G. Sculley	(Principal Executive Officer)

/s/ Jeffrey P. Lucas	Chief Financial Officer (Principal Financial Officer	December 22, 2016
Jeffrey P. Lucas	and Principal Accounting Officer)

/s/ Christopher Brody	Director	December 22, 2016
Christopher Brody

/s/ Paul Cronson	Director	December 22, 2016
Paul Cronson

/s/ Leslie G. Polgar	Director	December 22, 2016
Leslie G. Polgar

/s/ Ellen Richstone	Director	December 22, 2016
Ellen Richstone

/s/ Stephen M. Seay	Director	December 22, 2016
Stephen M. Seay

/s/ Jill J. Wittels	Director	December 22, 2016
Jill J. Wittels

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